Exhibit 99.8

Avalon CEO Proposes Spin-off of Energy Technology Company
Thursday August 16, 4:01 pm ET

MINNEAPOLIS--(BUSINESS WIRE)--Avalon Oil & Gas, Inc. (Avalon) (OTCBB:AOGN -
News) President and CEO, Kent Rodriguez, today presented a proposal to the Board of Directors to create a wholly owned subsidiary with focus in oil and gas recovery technology. The proposal also outlined plans to spin off the technology subsidiary fully reporting OTCBB corporate entity, and issue a share dividend to common stockholders of Avalon.

"The creation of a focused technology commercialization company will forward our strategy to add shareholder value through enhanced oil and gas recovery opportunities" said Kent Rodriguez, Avalon's President and CEO. "We recognized early on that global market conditions present an attractive investment opportunity for proven technologies which expand oil production efficiency in established fields" added Rodriguez.

Avalon owns an asset portfolio of innovative energy production enhancing systems. The proposal would position the new company to market Avalon's portfolio of intellectual properties which optimize oil and gas production operations, and access capital via public markets. This technology portfolio includes: developments to mitigate paraffin wax deposits in well bores and oil production tubing; a system to detect hazardous gas leaks including small leaks in natural gas pipelines; and a system for intelligent drilling and completion sensors to provide real-time oil reservoir monitoring of subsurface information.

Digital oilfield technologies are projected to boost world oil reserves by 125 billion barrels over the next 5 to 10 years. Avalon acquired the rights to it's Intelli-Well Technology from the Lawrence Livermore National Laboratory in November 2006 to capitalize on the digital oilfield boom. Avalon's patented technology for intelligent drilling and completions leverages data fusion to provide real-time information regarding the status of oil reservoirs; primary and secondary oil recovery processes and monitors critical parameters in the subsurface reservoir. Types of sensors employed by the system include seismic, electrical resistance tomography, electromagnetic induction tomography and thermocouples.

The patent for Avalon's paraffin wax mitigation technology, Ultrasonic Mitigation Solutions(TM), was recently granted by the U.S. Patent and Trademark Office. Avalon acquired this technology in July 2006 from the University of Wyoming, a noted center for expertise in paraffin wax technology for oilfield applications. The system utilizes ultrasonic waves to break up deposits of paraffin wax in well-bores and oil production tubing. The system also prevents future formations of the wax molecules from clogging oil production operations in an environmentally safe and cost-effective process.

Transport pipelines carrying hazardous gases are prone to costly and dangerous gas leak situations. Current methods of monitoring underground gas pipelines are costly and limited to the detection of very large leaks. Avalon's Leak Detection Technology provides reliable, cost-effective continuous monitoring of pipelines to detect small gas leaks before they reach a critical stage. Avalon's Leak Detection Technology was developed by scientists at Rensselaer Polytechnic Institute. Rights to market the field proven, commercialized system were acquired by Avalon in March, 2007.

About Avalon Oil & Gas, Inc.

Avalon Oil & Gas, Inc. is an oil and gas company engaged in the acquisition of oil and gas producing properties. In addition, Avalon's technology group acquires and develops oil and gas production enhancing technologies from early stage licensing partners. Avalon is building an asset portfolio of innovative technologies in the oil and gas industry to maximize enhancement opportunities at its various oil and gas properties.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION, please visit the company's website at www.avalonoilinc.com.

Contact:
Avalon Oil & Gas, Inc., Minneapolis
Kent Rodriguez, 952-746-9655
Fax: 952-746-5216
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Source: Avalon Oil & Gas, Inc.